                                                                Exhibit 99.2


             THESTREET.COM REPORTS FIRST POSITIVE CASH FLOW QUARTER


NEW YORK, July 18, 2003 --TheStreet.com, Inc. (Nasdaq: TSCM), a leading multimedia provider of financial commentary, analysis, research and news, today announced its financial results for the second quarter 2003, which includes the Company's first quarterly positive cash flow. In addition, net revenue, subscription revenue and deferred revenue for the quarter set new historical highs.

The Company's net revenue was $6.4 million in the second quarter 2003, a 17 percent increase over the second quarter 2002 and a 13 percent increase from the previous quarter. Net loss under generally accepted accounting principles was ($1.3) million, or ($0.05) per share for the quarter, an improvement of 36 percent over the same period last year of ($2.0) million. This represents a sequential improvement of 38 percent or ($0.8) million from the previous quarter. Total cash flow in the second quarter 2003 was $0.3 million.

Subscription bookings for the second quarter 2003 totaled $4.7 million, a 6 percent increase year-over-year and a 14 percent decrease from the first quarter. Deferred revenue was $6.9 million, a 21 percent increase over the same period last year and a 2 percent increase from the previous quarter.

"We are very pleased to report our first quarter of positive cash flow," said Thomas J. Clarke Jr., Chairman and Chief Executive Officer, TheStreet.com. "The investment we have made in Independent Research Group LLC (IRG), our broker dealer-subsidiary, is beginning to reward us. Since IRG was cleared to receive trading commissions in mid-May, we can now include commission revenue as part of our mosaic of revenue streams. With the commission payments IRG receives from both hedge funds and money management firms, we can now view both subscription and commission revenue as compensation for our premium content."

Revenue Streams

Subscription revenue for the second quarter 2003 was $4.3 million, an increase of 19 percent over the same period last year and up 2 percent from the first quarter 2003. Commission revenue for the period covering May 13, 2003 - June 30, 2003 was $0.2 million. Advertising revenue reached $1.5 million for the second quarter 2003, an increase of 19 percent over the same period last year and an increase of 23 percent from the first quarter 2003.

Expenses

Total expenses for the second quarter totaled $7.8 million, a 2 percent increase over the same period last year and a 1 percent decrease from the first quarter 2003. The sequential decrease in expenses was achieved while continuing to invest in the development of IRG.

Cash flow for the quarter was $0.3 million, an improvement of 138 percent over the same period last year's burn of ($0.7) million and a 123 percent improvement from the previous quarter's burn of ($1.1) million. Cash, restricted cash and short-term investments as of June 30, 2003, increased 1 percent from the previous quarter and stands at approximately $28 million.

"Our second quarter results demonstrate our ability to grow our existing business as well as transition into new business lines quickly and effectively," added Clarke. "With this in mind, the transformation of our professional business into one in which brokerage commissions are an integral part of the revenue stream, validates our broker-dealer initiative. We will continue to invest in the business in ways that will bring maximum long-term return."

SECOND QUARTER 2003 BUSINESS HIGHLIGHTS

Some of the Company's accomplishments during the quarter include:

     Independent Research Group LLC (IRG), a wholly owned subsidiary of TheStreet.com, was approved by the SEC and admitted for membership in the NASD as a registered broker-dealer.

     IRG released its first institutional research report on April 15, 2003. As of June 30, 2003, IRG has initiated coverage on 11 stocks and issued 23 reports. IRG began receiving trading commissions from its institutional clients on May 13, 2003.

     "TheStreet.com's Second Annual Hedge Fund Event 2003" took place in May at the Doral Golf Resort and Spa in Miami. The Conference provided hedge fund managers, fund of funds managers and senior executives in the alternative investment industry with proprietary investment ideas and insight into the latest market trends.

     TheStreet.com's advertising platform continues to attract advertisers looking to reach the most affluent, self-directed investors online and a critical advertising outlet for non-endemic companies attracted to our strong demographics. Year-to-date, we have launched 75 new advertising programs, 38 of which are from companies that have not advertised with us in the past.

     The Company launched a membership program designed to enhance one of TheStreet.com's most proprietary assets; its extensive database of email addresses of consumers and professionals interested in financial information and services. The core components of this initiative include the latest "TSC Membership" program which includes the introduction of four new free newsletters and the newly redesigned TheStreet.com bulletin.

     Jim Cramer's RealMoney financial radio program began airing every weekday on WOR 710 AM (New York) on June 16, 2003. A 50,000 watt heritage station, WOR's signal reaches listeners in New York, New Jersey, Connecticut and Pennsylvania, enabling the Company to reach listeners and potential subscribers more cost effectively. The program now reaches approximately
     1.5 million listeners daily.

TheStreet.com will conduct a conference call today, July 18, 2003, at 11:00 a.m. EDT to discuss these results. The Company welcomes all interested parties to listen to the Web cast of its call at http://www.thestreet.com/earnings .

About TheStreet.com, Inc.

TheStreet.com, Inc. (Nasdaq: TSCM), a registered investment advisor, is a leading provider of independent and insightful investment commentary, advice, research and news. Founded in 1996, the Company completed its initial public offering in May 1999. On the Internet, its premium, subscription-based website, "RealMoney.com" is accompanied by the professionally oriented subscription sites, "Street Insight," "RealMoney Pro Advisor," and the free, flagship site, "TheStreet.com." The Company also produces a suite of subscription services for use by professionals and self-directed investors, each designed to help a specific segment of the investing public make better-informed investing and trading decisions.

Statements contained in this news release not related to historical facts may be deemed forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties (described in the Company's SEC filings), which could cause actual results to differ.

                               THESTREET.COM, INC.
                                 BALANCE SHEETS
                                ($ in thousands)


                                                     June 30, Dec. 31,
                                                       2003     2002
                                                     -------- --------

                       ASSETS
Current Assets:
Cash, restricted cash and short-term investments     $25,924  $26,749
Accounts receivable - net                              1,449    1,677
Other receivables                                        436      197
Prepaid expenses and other current assets              1,464    1,020
                                                     -------- --------
      Total current assets                            29,273   29,643

Property and equipment - net                           2,761    3,643
Other assets                                             461      698
Goodwill and intangibles - net                         2,814    3,144
Restricted cash                                        2,300    2,300
                                                     -------- --------
      Total assets                                   $37,609  $39,428
                                                     ======== ========

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable and accrued expenses                $ 3,887  $ 4,393
Deferred revenue                                       6,907    5,513
Note payable                                              87       84
Other current liabilities                                 19       18
                                                     -------- --------
      Total current liabilities                       10,900   10,008
Note payable                                             267      311
                                                     -------- --------
      Total liabilities                               11,167   10,319
                                                     -------- --------

Stockholders' Equity:
Stockholders' equity                                  26,442   29,109
                                                     -------- --------

      Total liabilities and stockholders' equity     $37,609  $39,428
                                                     ======== ========

Note: The Company has pledged certain cash amounts as security deposits for operating leases. Accordingly, a portion of this cash is classified as a noncurrent asset, and our cash is classified in two places on the above balance sheet.


Cash, restricted cash, and short-term investments    $25,924  $26,749
Restricted cash                                        2,300    2,300
                                                     -------- --------
Total cash, current and noncurrent restricted cash
 and short-term investments                          $28,224  $29,049
                                                     ======== ========

                               THESTREET.COM, INC.
                            STATEMENTS OF OPERATIONS
                     ($ in thousands, except per share data)


                                     For the Three      For the Six
                                      Months Ended      Months Ended
                                        June 30,          June 30,
                                   ----------------- -----------------
                                      2003     2002     2003     2002
                                   -------- -------- -------- --------

Net revenues:
Subscription revenues               $4,350   $3,652   $8,622   $6,653
Advertising revenues                 1,476    1,236    2,677    1,946
Commission revenues                    167        -      167        -
Other revenues                         401      599      584      961
                                   -------- -------- -------- --------
        Total net revenues           6,394    5,487   12,050    9,560

Operating expenses:
Cost of services                     3,582    3,019    6,993    6,368
Sales and marketing expenses         1,694    1,473    3,353    2,930
General and administrative
 expenses                            1,860    1,870    3,616    3,849
Depreciation and amortization          607    1,006    1,373    2,195
Noncash compensation expense            33      236      271      480
Restructuring expense                    -       50        -       19
                                   -------- -------- -------- --------
   Total operating expenses          7,776    7,654   15,606   15,841
                                   -------- -------- -------- --------

Interest income, net                   109      184      227      404
                                   -------- -------- -------- --------

   Net loss from continuing
    operations                      (1,273)  (1,983)  (3,329)  (5,877)
Gain on disposal of discontinued
 operations                              -        5        -      198
                                   -------- -------- -------- --------
   Net loss                        $(1,273) $(1,978) $(3,329) $(5,679)
                                   ======== ======== ======== ========

Net (loss) gain per share - basic
 and diluted:
   Continuing operations            $(0.05)  $(0.08)  $(0.14)  $(0.25)
   Discontinued operations               -        -        -     0.01
                                   -------- -------- -------- --------
Net loss                            $(0.05)  $(0.08)  $(0.14)  $(0.24)
                                   ======== ======== ======== ========
Weighted average basic and diluted
 shares outstanding                 23,853   23,581   23,753   23,554
                                   ======== ======== ======== ========


    CONTACT: TheStreet.com, Inc., New York
             Wendy Tullo, 212-321-5493
             wendy.tullo@thestreet.com

    SOURCE: TheStreet.com, Inc.

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